Third Quarter 2014 Earnings Conference Call

October 28, 2014

NASDAQ: EPIQ
www.epiqsystems.com

Forward Looking and Cautionary Statements

This presentation includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this presentation, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) interruptions or delays in service at data centers we utilize for delivery of our services, (5) undetected errors in, and failure of operation of, software products releases, (6) our reliance on third-party hardware and software, (7) failure of our financial, operating and information systems to operate as intended, (8) our inability to attract, develop and retain executives and other qualified employees, (9) risks associated with the integration of acquisitions into our existing business operations, (10) risks associated with our international operations, (11) lack of protection of our intellectual property through patents and formal copyright registration, (12) risks of litigation against us for infringement of proprietary rights, (13) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) our inability to maintain compliance with debt covenant ratios, (17) risks associated with indebtedness and interest rate fluctuations, (18) risks associated with provisions of our articles of incorporation that prevent a takeover of the company, (19) overall strength and stability of general economic conditions, both in the United States and in the global markets, (20) the difficulties a third party may have in acquiring our Company due to our shareholder rights plan, (21) the impact of our current review process of strategic alternatives, and (22) other risks detailed from time to time in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of Non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, (gain) loss on disposition of assets, strategic review expense, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) adjusted net income per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation and amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, (gain) loss on disposition of assets, strategic review expense, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Financial Highlights

- Q3 operating revenue was $104.0M compared to $109.8M in the prior year quarter; Year-to-date (YTD 2014) operating revenue was $335.6M vs. $317.7M for 2013.
- Q3 net cash provided by operating activities was $18.6 million compared to net cash used in operating activities of $24.0 million in the prior year quarter. YTD net cash provided by operating activities was $37.4M compared to $8.6M in 2013.
- Q3 net income increased to $5.0 million, or $0.14 per diluted share, compared to the prior year quarter net income of $4.2 million, or $0.11 per diluted share. YTD 2014 net loss was $0.7 million, or $0.02 per diluted share, compared to net income of $11.0 million, or $0.30 per diluted share, in 2013.
- Q3 adjusted net income was $6.5 million, or $0.18 per diluted share, compared to adjusted net income of $9.5 million, or $0.26 per diluted share in the prior year quarter. YTD 2014 adjusted net income was $20.7 million, or $0.59 per diluted share, compared to $26.6 million, or $0.72 per diluted share in 2013.
- Q3 adjusted EBITDA was $23.7 million compared to $26.5 million in the prior year quarter. YTD 2014 adjusted EBITDA was $71.8 million compared to $72.2 million in 2013.

Corporate Highlights

- Retained Credit Suisse Securities to assist Board of Directors in a review of strategic and financial alternatives to enhance shareholder value.

- Appointed Douglas M. Gaston, former Regional Managing Partner at BKD, LLP, a national accounting and advisory firm, as an independent director.

- Declared quarterly cash dividend of $0.09 per share, Epiq Systems' 18th consecutive quarterly dividend.

Financial Results

epiQ SYSTEMS

(In thousands, except per share data)	Q3 2014	Q3 2013	YTD Sept 30, 2014	YTD Sept 30, 2013
Operating Revenue	$103,955	$109,837	$335,626	$317,721
Net Income (Loss)	$5,010	$4,235	($707)	$11,014
Adjusted Net Income (1)	$6,508	$9,459	$20,695	$26,575
Adjusted EBITDA (2)	$23,676	$26,530	$71,825	$72,238
Adjusted Net Income Per Share - Diluted (3)	$0.18	$0.26	$0.59	$0.72

(1) A non-GAAP measure, refer to page 10 for reconciliation.

(2) A non-GAAP measure, refer to page 11 for reconciliation.

(3) A non-GAAP measure, refer to page 12 for calculation.

Selected Balance Sheet Data

(In thousands)	Sept 30, 2014	Dec 31, 2013
Cash and Cash Equivalents	$32,131	$40,336
Trade Accounts Receivable, Net	$130,850	$145,134
Property and Equipment, Net	$67,536	$72,118
Goodwill	$404,385	$404,302
Other Intangibles, Net	$32,789	$41,117
Indebtedness	$302,398	$312,457
Equity	$327,516	$326,014

Cash from Operating Activities

epiq SYSTEMS

(In thousands)	YTD Sept 30, 2014	YTD Sept 30, 2013
Net Income (Loss)	($707)	$11,014
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$37,118	$37,045
Other, Net	$8,331	$6,553
Changes in Operating Assets and Liabilities, Net		
Trade Accounts Receivable	$11,469	($40,268)
Other, Net	($18,847)	($5,752)
Net Cash Provided by Operating Activities	$37,364	$8,592

Operating Revenue


Q3 2014
33%
67%
Q3 2013
31%
69%
YTD 2014
32%
68%
YTD 2013
37%
63%
Technology
Bankruptcy and Settlement Administration

(In thousands)	Q3 2014	Q3 2013	YTD Sept 30, 2014	YTD Sept 30, 2013
Technology	$69,139	$75,624	$228,831	$200,537
Bankruptcy	$20,538	$18,566	$61,793	$60,217
Settlement Administration	$14,278	$15,647	$45,002	$56,967
Total Bankruptcy and Settlement Administration	$34,816	$34,213	$106,795	$117,184
Total Operating Revenue	$103,955	$109,837	$335,626	$317,721

Adjusted EBITDA



Q3 2014
38%
62%
Q3 2013
30%
70%
YTD 2014
38%
62%
YTD 2013
36%
64%
Technology
Bankruptcy and Settlement Administration

(In millions)	Technology		Bankruptcy and Settlement Administration	
	Operating Revenue	Adjusted EBITDA	Operating Revenue	Adjusted EBITDA
Q3 2014	$69.1	$20.5	$34.8	$12.7
Q3 2013	$75.6	$25.6	$34.2	$10.8
YTD Sept 30, 2014	$228.8	$63.3	$106.8	$38.5
YTD Sept 30, 2013	$200.5	$63.7	$117.2	$36.3

Adjusted Net Income

Reconciliation

epiq SYSTEMS

(In thousands, except per share data)	Q3 2014	Q3 2013	YTD Sept 30, 2014	YTD Sept 30, 2013
Net Income (Loss)	$5,010	$4,235	($707)	$11,014
Plus (net of tax (1)):				
Amortization of Acquisition Intangibles	$1,910	$2,857	$5,682	$8,678
Share-based Compensation	$421	$800	$2,987	$3,418
Acquisition and Related Expense (2)	$304	($453)	$1,453	($317)
One-time Technology Expense (3)	$383	$448	$2,570	$981
Loan Fee Amortization	$217	$728	$1,117	$955
Litigation Expense (4)	$150	$194	$1,375	$1,058
Timing of Recognition of Expense (5)	-	$778	-	$1,365
Reorganization Expense (6)	$738	$127	$7,891	$489
(Gain) Loss on Disposal of Assets	($104)	-	$106	-
Strategic Review Expense	$316	-	$316	-
Effective Tax Rate Adjustment (7)	($2,837)	($255)	($2,095)	($1,066)
Adjusted Net Income	$6,508	$9,459	$20,695	$26,575
Adjusted Net Income Per Share – Diluted	$0.18	$0.26	$0.59	$0.72

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition and related expense includes one-time costs associated with acquisitions.
(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.
(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

Adjusted EBITDA
Reconciliation

epiq SYSTEMS

(In thousands)	Q3 2014	Q3 2013	YTD Sept 30, 2014	YTD Sept 30, 2013
Net Income (Loss)	$5,010	$4,235	($707)	$11,014
Plus:				
Depreciation and Amortization	$12,877	$12,953	$37,118	$37,045
Share-based Compensation	$703	$1,332	$4,979	$5,696
Acquisition and Related Expense (1)	$454	($806)	$2,254	($694)
One-time Technology Expense (2)	$639	$746	$4,284	$1,635
Expenses Related to Financing, Net (3)	$3,788	$4,077	$12,425	$7,834
Litigation Expense (4)	$12	$86	$1,581	$1,052
Timing of Recognition of Expense (5)	-	$1,297	-	$2,275
Reorganization Expense (6)	$1,230	$211	$13,152	$815
(Gain) Loss on Disposal of Assets	($175)	-	$176	-
Strategic Review Expense	$527	-	$527	-
Provision for Income Taxes	($1,389)	$2,399	($3,964)	$5,566
Adjusted EBITDA	$23,676	$26,530	$71,825	$72,238

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income.
(4) Litigation expense related to significant one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6) Expenses primarily related to one-time charges for post-employment benefits.

Net Income Per Share Calculation

(In thousands, except per share data)	Q3 2014	Q3 2013	YTD Sept 30, 2014	YTD Sept 30, 2013
Net Income (Loss)	$5,010	$4,235	($707)	$11,014
Amounts re-allocated to nonvested shares	-	($43)	-	($111)
Net Income (Loss) Adjusted For Diluted Calculation	$5,010	$4,192	($707)	$10,903
Basic Weighted Average Shares	35,780	35,684	35,339	35,738
Adjustment to reflect share-based awards	508	813	-	896
Diluted Weighted Average Shares (1)	36,288	36,497	35,339	36,634
Net Income (Loss) Per Share – Diluted	$0.14	$0.11	($0.02)	$0.30
Non-GAAP Net Income	$6,508	$9,459	$20,695	$26,575
Amounts re-allocated to nonvested shares	-	($43)	-	($111)
Adjusted Net Income Adjusted for Diluted Calculation	$6,508	$9,416	$20,695	$26,464
Basic Weighted Average Shares	35,780	35,684	35,339	35,738
Adjustment to reflect share-based awards	508	813	-	896
Diluted Weighted Average Shares	36,288	36,497	35,339	36,634
Adjusted Net Income Per Share – Diluted	$0.18	$0.26	$0.59	$0.72

1) Diluted weighted average shares outstanding for the nine months ended Sept 30, 2014 exclude the dilutive impact of options and nonvested shares outstanding due to the GAAP net loss reported.

Investor Contacts

Kelly Bailey
Epiq Systems
(913) 621-9500
IR@epiqsystems.com

Chris Eddy/David Collins
Catalyst Global
(212) 924-9800
epiq@catalyst-ir.com

NASDAQ: EPIQ
www.epiqsystems.com